EXHIBIT 3.1

FAX AUDIT # H06000174428 3
ARTICLES OF INCORPORATION
In compliance with Chapter 607, F.S.

ARTICLE I     NAME

The name of the corporation shall be: Royal Style Design, Inc.

ARTICLE II     PRINCIPAL OFFICE

The principal place of business and mailing address of this corporation shall be: 478 E. Altamonte Dr., Suite 108, Pmb 281, Altamonte Spring, Florida 32701.

ARTICLE III     PURPOSE

The purpose for which the corporation is organized is: All lawful business

ARTICLE IV     SHARES

The number of shares of stock that this corporation is authorized to have outstanding at any one time is 100. The par value of each share of stock is $0.10.

ARTICLE V     OFFICERS/DIRECTORS

The initial directors of the corporation are:
Ivan Sorokoumov, 2667 Spring Glen Ln., Apopka, Florida 32703
Dmitry Terikov, 478 E. Altamonte Dr., Suite 108, PMB 281, Altamonte Spring, Florida 32701
Nikolay Lobachev, 478 E.Altamonte Dr., Suite 108, PMB 281, Altamonte Spring, Florida 32701

The initial officers of the corporation are: Nikolay Lobachev, President

ARTICLE VI     REGISTERED AGENT

The name and Florida Street address of the registered agent is: Business Filings Incorporated, 1203 Governors Square Blvd., Suite 101, Tallahassee, Florida 32301-2960. Located in the County of Leon.

ARTICLE VII     INCORPORATOR

The name and street address of the incorporator to these Articles of Incorporation is Business Filings Incorporated, Mark Schiff AVP, 8025 Excelsior Dr., Suite 200, Madison, WI 53717.

I hereby accept the appointment as registered agent and agree to act in this capacity.

Signature:	/s/ Mark Schiff	Date: 7th day of July, 2006
Mark Schiff, Vice President
Business Filings Incorporated

Signature:	/s/ Mark Schiff	Date: 7th day of July, 2006
Business Filings Incorporated, Incorporator
Mark Schiff, AVP

The document was prepared by: Business Filings Incorporated, Mark Schiff, 8025 Excelsior Dr., Suite 200, Madison, WI 53717. 608-827-5300

FAX AUDIT # H06000174428 3
FILED
06 JUL -7 PR 1 32

SECRETARY OF STATE TALLAHASSEE, FLORIDA
FILED 01 Jul -7  PM 1:32